EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1)     Registration Statement Number 33-14615 on Form S-8 dated May 27, 1987,
(2)     Post-Effective Amendment Number 1 to Registration Statement Number 33-29053 on Form S-8 dated January 26, 1990,
(3)     Registration Statement Number 333-44178 on Form S-8 dated August 21, 2000,
(4)     Registration Statement Numbers 333-102805, 333-102808, and 333-102810 on Forms S-8 dated January 29, 2003,
(5)     Registration Statement Number 333-110776 on Form S-8 dated November 26, 2003,
(6)     Registration Statement Number 333-131625 on Form S-8 dated February 7, 2006,
(7)     Registration Statement Number 333-136642 on Form S-8 dated August 15, 2006,
(8)     Registration Statement Number 333-162405 on Form S-8 dated October 9, 2009,
(9)     Registration Statement Number 333-191719 on Form S-8 dated October 15, 2013,
(10) Registration Statement Number 333-222801 on Form S-8 dated January 31, 2018, and
(11) Registration Statement Number 333-268693 on Form S-3 ASR dated December 6, 2022;

of our reports dated December 5, 2025, with respect to the consolidated financial statements and schedule of Hormel Foods Corporation and the effectiveness of internal control over financial reporting of Hormel Foods Corporation included in this Annual Report (Form 10-K) of Hormel Foods Corporation for the year ended October 26, 2025.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
December 5, 2025